UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 30, 2012

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 30, 2012, the Board of Directors of American Vanguard Corporation declared a one-time, special cash dividend of $0.10 per share of the company’s common stock to be distributed on December 21, 2012 to shareholders of record as of December 11, 2012. The Corporation announced the declaration of that dividend in a press release dated December 3, 2012. The full text of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On December 4, 2012, American Vanguard Corporation issued a press release announcing that its wholly-owned subsidiary, Amvac Chemical Corporation, had formed a joint venture with Tyratech, Inc. to develop and commercialize pesticide products containing natural ingredients. The full text of that press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On December 5, 2012, American Vanguard Corporation issued a press release announcing that its Chairman and CEO had exercised expiring options. The full text of that press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1 Press release dated December 3, 2012 of American Vanguard Corporation.

Exhibit 99.2 Press release dated December 4, 2012 of American Vanguard Corporation.

Exhibit 99.3 Press release dated December 5, 2012 of American Vanguard Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: December 5, 2012	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated December 3, 2012.

Exhibit 99.2	Press release of American Vanguard Corporation dated December 4, 2012.

Exhibit 99.3	Press release of American Vanguard Corporation dated December 5, 2012.